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                                                                   Exhibit 99.2


                   EQUITABLE RESOURCES, INC. AND SUBSIDIARIES
                      ALL QUARTERS FOR THE YEAR ENDING 1999
                  STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)
                      (Thousands except per share amounts)

                                                   Mar 31          Jun 30         Sept 30          Dec 31           YTD
                                               -------------   -------------   -------------   -------------   -------------
Operating revenues                                $ 413,308       $ 185,320       $ 186,680       $ 256,705     $ 1,042,013
Cost of sales                                       286,214          76,759          89,285         134,405         586,663
                                               -------------   -------------   -------------   -------------   -------------
     Net operating revenues                         127,094         108,561          97,395         122,300         455,350
                                               -------------   -------------   -------------   -------------   -------------

OPERATING EXPENSES:
   Operation and maintenance                         18,040          20,788          17,941          17,655          74,424
   Production and Exploration                         6,337           9,574          11,535           7,696          35,142
   Selling, general and administrative               25,317          27,005          25,027          24,958         102,307
   Depreciation, depletion and amortization          21,175          30,825          25,584          23,138         100,722
                                               -------------   -------------   -------------   -------------   -------------
        Total operating expenses                     70,869          88,192          80,087          73,447         312,595
                                               -------------   -------------   -------------   -------------   -------------

Operating income                                     56,225          20,369          17,308          48,853         142,755

Other gain (loss)                                         -               -               -               -               -
Equity earnings of nonconsolidated
  investments                                           673             577           1,056             557           2,863
                                               -------------   -------------   -------------   -------------   -------------

EARNINGS BEFORE INTEREST & TAXES (EBIT)              56,898          20,946          18,364          49,410         145,618

Interest charges                                      9,263           8,965           8,559          10,345          37,132
                                               -------------   -------------   -------------   -------------   -------------

Income before income taxes                           47,635          11,981           9,805          39,065         108,486
Income taxes                                         17,895           4,743           4,074          12,644          39,356
                                               -------------   -------------   -------------   -------------   -------------

NET INCOME                                        $  29,740       $   7,238       $   5,731       $  26,421     $    69,130
                                               =============   =============   =============   =============   =============

EARNINGS PER SHARE OF COMMON STOCK:

     Basic:
          Weighted average common
            shares outstanding                       35,258          33,960          33,744          33,020          34,044

               Net income                            $ 0.84          $ 0.21          $ 0.17          $ 0.80          $ 2.03

     Diluted:
          Weighted average common
            shares outstanding                       35,317          34,152          34,273          33,461          34,337

               Net income                            $ 0.84          $ 0.21          $ 0.17          $ 0.79          $ 2.01


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